Exhibit 5.1 Opinion

7 September, 2021

Matter No.:834460

Doc Ref: 107435350

Meten Holding Group Ltd.

3rd Floor, Tower A, Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518045

The People’s Republic of China

Dear Sirs,

Meten Holding Group Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a public offering (the “Offering”) in the United States of an aggregate of 22,500,000 ordinary shares, par value US$0.0001 each of the Company (the “Offer Shares”) and 177,500,000 pre-funded warrants (each a “Pre-Funded Warrant”) to purchase 177,500,000 ordinary shares, par value US$0.0001 each of the Company exercisable at an exercise price of US$0.0001 per share (the “Warrant Shares”) as described in the Company’s registration statement on form F-3 (File No. 333-256087) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 13 May, 2021 and declared effective by the Commission on 21 May, 2021 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company’s prospectus included in the Registration Statement dated 21 May, 2021 (the “Base Prospectus”), the prospectus supplement dated 1 September, 2021 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”) relating to the Offering of the Offer Shares and the Pre-Funded Warrants.

For the purposes of giving this opinion, we have examined a copies of (1) the Registration Statement and the Prospectus, (2) the underwriting agreement made among Aegis Capital Corp., as representatives of the underwriters named in Schedule I thereto and the Company dated 1 September, 2021 (the “Underwriting Agreement”), and (3) the pre-funded ordinary share purchase warrant issued by the Company to CEDE & CO. dated 7 September, 2021 (the “Warrant”). We have also reviewed (1) the amended and restated memorandum of association and the amended and restated articles of association of the Company adopted on 5 March, 2020 and effective on 30 March, 2020 (the “Constitutional Documents”), (2) the unanimous written resolutions of the directors of the Company passed on 1 September, 2021 (the “Resolutions”), (3) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 1 September, 2021 (the “Certificate Date”), (4) the register of members and share ledger of the Company duly certified by a director of the Company on 1 September, 2021, and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (f) the issuance and sale of the Offer Shares by the Company, and the Company’s incurrence and performance of its obligations under the Underwriting Agreement and the Warrant in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands, (g) that the issuance and sale of and payment for the Offer Shares will be in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus, (h) that, upon the issue of the Offer Shares or the Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (i) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under the Underwriting Agreement and the Warrant, and the due execution and delivery thereof by each party thereto, (k) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, and (l) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and Prospectus will be duly filed with the Commission.

The obligations of the Company in connection with the issue of the Offer Shares, the Underwriting Agreement, the Warrant or other document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

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2.	When issued and paid for as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement and registered in the register of members of the Company, the Offer Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	When issued and paid for as contemplated by the Registration Statement, the Prospectus and the Warrant and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the references to our firm under the caption “Enforceability of Civil Liabilities” in the Prospectus.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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